CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Change in Certifying Accountants” in the Registration Statement (Form SB-2 Pre-Effective Amendment No. 2, File No. 333-142142).

/s/ Aidman, Piser & Company, P.A.

AIDMAN, PISER & COMPANY, P.A.

Tampa, Florida,
August 31, 2007